UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

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      Date of Report (Date of earliest event reported): May 12, 2009


                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                               001-31792               75-3108137
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(State or other                          (Commission          (I.R.S. Employer
jurisdiction of                          File Number)        Identification No.)
organization)

11825 North Pennsylvania Street
        Carmel, Indiana                                             46032
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(Address of principal executive offices)                          (Zip Code)

                                 (317) 817-6100
                            -------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                ----------------
                        (Former name or former address,
                          if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02. Departure of Directors or Certain Officers; Election of
           Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On May 12, 2009, the shareholders of Conseco, Inc. (the "Company") approved the adoption of the Company's Amended and Restated Long-term Incentive Plan (the "Plan"). The primary changes to the Plan were as follows:

     o An increase in the number of shares of Conseco common stock authorized for issuance under the Plan from 10,000,000 to 25,846,268.

     o A provision was added that will reduce the number of shares available under the Plan by 1.25 shares for each share of common stock subject to a "full value" award (which is any award other than an option, stock appreciation right ("SAR") or award required to be settled in cash).

     o The Plan provides that only shares covering awards that are cancelled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares will again be available for issuance under the Plan. The following shares will not be added back to the aggregate Plan limit:
       (i) shares not issued or delivered as a result of the net settlement of outstanding stock options or SARs; (ii) shares surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes related to an outstanding award; and (iii) shares repurchased on the open market with the proceeds from the exercise of stock options.

     o Certain other minor clarifying and conforming amendments were made to the Plan to reflect recent developments in applicable law and equity compensation practices including: (i) giving the Company's Compensation Committee the ability to delegate the authority to make awards to officers, subject to certain limitations; (ii) removing provisions that previously allowed the unused portion of a participant's annual award limit to be available for use in a future year; (iii) adding provisions to specifically prohibit the cancellation of underwater stock options or SARs in exchange for cash without shareholder approval; (iv) adding provisions to specifically prohibit the granting of dividend equivalents with respect to awards of stock options and SARs; and (v) adding provisions to specifically prohibit the payout of any dividends or dividend equivalents on unvested performance awards.

     These provisions are set forth in the Plan, which was included as Annex B to the Company's proxy statement dated April 22, 2009 and is incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           CONSECO, INC.

May 15, 2009
                                           By:  /s/ John R. Kline
                                                ------------------------
                                                John R. Kline
                                                  Senior Vice President and
                                                  Chief Accounting Officer